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                                                                    Exhibit 10.6

                              SETTLEMENT AGREEMENT



                                     between

                                 MARINEMAX, INC.

                                       and

                              BRUNSWICK CORPORATION




                                 March 12, 1998
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                              SETTLEMENT AGREEMENT

                  AGREEMENT dated as of the 12th day of March 1998 by and among MARINEMAX, INC., a Delaware corporation ("MarineMax"); and BRUNSWICK CORPORATION, a Delaware corporation for itself and on behalf of the subsidiaries set forth on the signature page hereof and the Sea Ray Division of Brunswick ("Brunswick").

                                 R E C I T A L S

                  A. MarineMax has completed merger transactions (the "Mergers") involving Bassett Boat Company of Florida, Louis DelHomme Marine, Gulfwind Marine, USA, Gulfwind Marine South, and Harrison's Marine Centers as well as their affiliated and subsidiary companies (collectively, the "Merged Companies") as a result of which the Merged Companies became wholly owned subsidiaries of MarineMax.

                  B. The Merged Companies sell and service various boats manufactured by Brunswick or division or subsidiaries of Brunswick ("Brunswick Affiliates," which includes the Sea Ray Division of Brunswick), including Sea Ray pleasure boats, Boston Whaler fishing boats, and Baja high-performance boats, pursuant to various dealer agreements (the "Dealer Agreements") between the Merged Companies and the relevant Brunswick Affiliates as set forth in Schedule A to this Agreement.

                  C. Brunswick believes that the Dealer Agreements require the consent of Brunswick and the applicable Brunswick Affiliates to any changes in the ownership of the Merged Companies as a result of the Mergers or otherwise (the "Ownership Changes").

                  D. MarineMax does not believe that the Dealer Agreements require the consent of Brunswick or the Brunswick Affiliates to the Ownership Changes, but desires to avoid a long, costly, and disruptive dispute with the principal supplier of boats and related boating products sold by the Merged Companies in order to protect the business of the Merged Companies.

                  E. MarineMax and Brunswick have agreed to resolve their disputes as provided herein.

                                A G R E E M E N T

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  1. PAYMENT TO BRUNSWICK. MarineMax shall pay to the order of Brunswick an amount equal to $15.0 million (the "MarineMax Settlement Amount"), payable on December 31, 1998 (the "Due Date"), together with interest on the unpaid principal balance at a rate equal

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to LIBOR plus 125 basis points. The obligation of MarineMax is evidenced by a promissory note in the form of Exhibit A to this Agreement.

                  2. CONSENT OF BRUNSWICK. Brunswick consents to the Ownership Changes. Brunswick shall cause each Brunswick Affiliate to consent to the Ownership Changes.

                  3. GENERAL.

                           (a) NOTICES. All notices required or permitted to be
given hereunder shall be in writing and shall be deemed given when delivered against receipt, or upon the receipt of a facsimile copy, or three days after being deposited in the United States mail, postage prepaid, registered, or certified mail, addressed as follows:

If to the Company, to:                       With a copy to:

MarineMax, Inc.                              O'Connor, Cavanagh, Anderson,
Attn: Mr. William H. McGill Jr.              Killingsworth & Beshears P.A.
18167 US North #499                          Attn:  Robert S. Kant, Esq.
Clearwater, Florida 33764                    One East Camelback Road, Suite 1100
Tel:  813-531-1700                           Phoenix, Arizona 85012
Fax:  813-531-0123                           Tel:  602-263-2606
                                             Fax:  602-263-2900

If to Brunswick, to:                         With a copy to:

Brunswick Corporation                        Brunswick Corporation
Attn: Mr. Peter Larson                       Attn: General Counsel
1 North Field Court                          1 North Field Court
Lake Forest, Illinois  60045                 Lake Forest, Illinois  60045
Tel:  (847) 735-4822                         Tel:  (847) 735-4305
Fax:  (847) 735-4425                         Fax:  (847) 735-4050


and/or to such other respective addresses and/or addressees as may be designated by notice given in accordance with the provisions of this Section.

                           (b) SUCCESSORS AND ASSIGNS; THIRD-PARTY
BENEFICIARIES. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective assigns, legal representatives, executors, heirs and successors (including any party that acquires any Brunswick Affiliate); provided, however, that no party hereto shall have the right to assign any right hereunder or delegate any obligation hereunder, in whole or in part, without the prior written consent of the other parties hereto, and any attempt to do so shall be void. The Merged Companies shall be deemed to be third-party beneficiaries of this Agreement.


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                           (c) AMENDMENT, MODIFICATION, OR WAIVER. No amendment,
modification, or waiver of any condition, provision, or term of this Agreement shall be valid or of any effect unless made in writing, signed by the party or parties to be bound, and specifying with particularity the nature and extent of such amendment, modification, or waiver. Failure on the part of any party to complain of any act or failure to act of another party or to declare another party in default, irrespective of how long such failure continues, shall not constitute a waiver by such party of its rights hereunder. Any waiver by any party of any default of another party shall not affect or impair any right arising from any other or subsequent default. Nothing herein shall limit the remedies and rights of the parties hereto under and pursuant to this Agreement.

                           (d) SEVERABLE PROVISIONS; ENFORCEABILITY. Each
provision of this Agreement is intended to be severable. If any provision hereof shall be declared by a court of competent jurisdiction to be illegal, unenforceable, or invalid for any reason whatsoever, such illegality, unenforceability, or invalidity shall not affect the validity of the remainder of this Agreement.

                           (e) ENTIRE AGREEMENT. This Agreement, including the
exhibits and schedules hereto, contains the entire understanding and agreement among the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, express or implied, oral or written, among the parties with respect to such subject matter. The express terms of this Agreement shall control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof. Each of the exhibits and schedules hereto is incorporated herein by this reference and constitutes a part of this Agreement.

                           (f) COUNTERPARTS. This Agreement may be executed in
two or more counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which together shall constitute one and the same agreement. This Agreement shall become binding when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.

                           (g) GOVERNING LAW. This Agreement shall be governed
by, and construed and enforced in accordance with, the law of the state of Delaware, regardless of any applicable conflict-of-law rules to the contrary.

                           (h) CONSTRUCTION. The parties hereto acknowledge that
each party was represented by legal counsel (or had the opportunity to be represented by legal counsel) in connection with this Agreement and that each of them and their counsel have reviewed and revised this Agreement, or have had an opportunity to do so, and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or any exhibits hereto or thereto.


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                           (i) ADDITIONAL ACTIONS. Each party hereto agrees to
do all acts and things and to make, execute, and deliver such written instruments and documents as shall from time to time be reasonably required to carry out the provisions of this Agreement.

                           (j) ATTORNEYS' FEES. In the event of any claim,
controversy or dispute arising out of or relating to this Agreement, or the breach thereof, the prevailing party shall be entitled to recover reasonable attorneys' fees incurred in connection with any arbitration or court proceeding.

                           (k) REMEDIES CUMULATIVE. The remedies of the parties
hereto under this Agreement are cumulative and shall not exclude any other remedies to which any party may be lawfully entitled.

                           (l) AUTHORITY. Each individual signing below
personally represents that he or she has full authority to bind the party or parties on whose behalf he or she is signing.


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                  IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the date first set forth above.

                                                     MARINEMAX, INC.

                                                     By:______________________

                                                     Name:____________________

                                                     Title:___________________

                                                     BRUNSWICK CORPORATION

                                                     By:______________________

                                                     Name:____________________

                                                     Title:___________________


THE FOLLOWING BRUNSWICK SUBSIDIARIES
HEREBY APPROVE THIS AGREEMENT:

BAJA MARINE CORPORATION

By:________________________

Name:______________________

Title:_____________________


BOSTON WHALER, INC.

By:________________________

Name:______________________

Title:_____________________


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